Exhibit 5

FORM OF LEGAL OPINION

[Letterhead of DLA Piper Rudnick Gray Cary US LLP]

                    , 2005

KBS Real Estate Investment Trust, Inc.

4343 Von Karman Avenue

Newport Beach, California 92660

Re:	Registration Statement on Form S-11 (Registration No. 333-126087)

Ladies and Gentlemen:

We are acting as counsel to KBS Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 280,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), for issuance and sale by the Company. We are furnishing this opinion letter pursuant to Item 36(b) of Form S-11 and Item 601(b)(5) of the Commission’s Regulation S-K.

We have examined the Articles of Amendment and Restatement of the Company, the Amended and Restated Bylaws of the Company, the Registration Statement, including the prospectus included therein (the “Prospectus”) and the exhibits thereto, records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter and other documents that we deemed appropriate to render the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed appropriate to render the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied without investigation upon certificates or other comparable documents of public officials and officers of the Company.

Our opinion set forth below is limited to matters governed by the laws of the State of Maryland and the federal laws of the United States. This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and may not be used or relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement or with any official or agency administering the securities laws of a jurisdiction.

Based upon the foregoing, it is our opinion that the Shares have been duly authorized and, when issued and sold upon payment therefor, as contemplated by the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,